Exhibit 10.11

SOUTHWEST SECURITIES GROUP, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

FOR KEY EMPLOYEES

Grant of Option. Pursuant to the Southwest Securities Group, Inc. Stock Option Plan (the “Plan”) for key employees of Southwest Securities Group, Inc. (the “Company”) and its subsidiaries, the Company grants to

(the “Option Holder”)

a nonqualified option to purchase from the Company a total of              shares of Common Stock, $0.10 par value, of the Company (the “Common Stock”) at $             per share, in the amounts, during the periods and upon the terms and conditions set forth in this Agreement and Addendum “A” which is attached and made a part of the agreement . The date of grant of this option is             . This option will terminate at 5 p.m. on             , unless terminated sooner as subject to the termination provisions outlined in the attached addendum. This option is not intended to constitute an incentive option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Option Holder, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 11 of the attached Addendum A.

OPTION HOLDER	SOUTHWEST SECURITIES GROUP, INC.

By

Addendum A

This addendum is attached and made a part of the Southwest Securities Group, Inc.

Nonqualified Stock Option Agreement For Key Employees.

1. Time of Exercise. Except only as specifically provided elsewhere in this Agreement, this option shall be exercisable in the following cumulative installments:

First installment. Up to 25% of the total optioned shares at any time after one year from the date of grant.

Second installment. Up to an additional 25% of the total optioned shares at any time after two years from the date of grant.

Third installment. Up to an additional 25% of the total optioned shares at any time after three years from the date of grant.

Fourth installment. Up to an additional 25% of the total optioned shares at any time after four years from the date of grant.

If an installment covers a fractional share, such installment will be rounded off to the next highest share, except the final installment, which will be for the balance of the total optioned shares. In the event of the Option Holder’s termination of employment for whatever cause, the option will be exercisable only to the extent that the Option Holder could have exercised it on the date of his termination of employment.

2. Subject to Plan. This option and the grant and exercise thereof are subject to the terms and conditions of the Plan, which is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this option is subject to any rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.

3. Term. This option will terminate at the first of the following:

(a)	5 p.m. on .

(b)	5 p.m. on the date 180 days following the date of the Option Holder’s death or disability.

(c)	5 p.m. on the date the Option Holder’s employment with the Company and its subsidiaries terminates for reasons of dishonesty, whether in the course of his employment or otherwise, or for assisting a competitor without permission, or for interfering with the Company’s relationship with a customer, or for any similar action or willful breach of duty to the Company (hereinafter collectively referred to as “disloyalty”).

(d)	5 p.m. on the date three months following the date the Option Holder’s employment with the Company and its subsidiaries terminates for a reason other than death or disloyalty.

4. Who May Exercise. Except in the case of death or disability of the Option Holder, this option may be exercised only by the Option Holder. If the Option Holder dies or becomes disabled [within the meaning of Section 22(e)(3) of the Internal Revenue Code] prior to the termination date specified in Section 4 hereof without having exercised the option as to all of the shares covered hereby, the option may be exercised to the extent the Option Holder could have exercised the option on the date of his death or disability at any time prior to the earlier of the dates specified in 4(a) and (b) hereof by (i) the Option Holder’s estate or a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Option Holder in the event of the Option Holder’s death, or (ii) the Option Holder or his personal representative in the event of the Option Holder’s disability, subject to the other terms of this Agreement, the Plan and applicable laws, rules and regulations. For purposes of this Agreement, the Company shall determine the date of disability of the Option Holder.

5. Restrictions on Exercise. This option:

(a)	may be exercised only with respect to full shares and no fractional share of stock shall be issued;

(b)	may not be exercised in whole or in part and no cash or certificates representing shares subject to such option shall be delivered, if any requisite approval or consent of any government authority of any kind having jurisdiction over the exercise of options shall not have been secured; and

(c)	may be exercised only if at all times the period beginning with the date of the granting of the option and ending on the date three months prior to the date of exercise the Option Holder was an employee of either the Company or a subsidiary of the Company; provided, if the Option Holder’s continuous employment is terminated by (i) disloyalty, the option will terminate as provided in Section 3(c), (ii) disability, the option may be exercised in accordance with Section 4, or (iii) death, or if the Option Holder dies within said three-month period, the option may be exercised in accordance with Section 4.

6. Manner of Exercise. Subject to such administrative regulations as the Board, or any committee appointed by the Board from time to time, may from time to time adopt, the Option Holder or beneficiary shall, in order to exercise this option:

(a)	give written notice to the Company of the exercise price and the number of shares which he will purchase and deliver a check, with such notice, to make full payment of the applicable option exercise price; or

(b)	give written notice to the Company of the exercise price and the number of shares for which he is requesting approval from the Committee to tender other shares of Common Stock in exchange for option shares, and furnish an undertaking to make full payment of the applicable option exercise price in cash, before the issuance of such shares, if the Committee does not approve the tender of other shares of Common Stock in exchange for option shares.

Any notice shall include an undertaking to furnish or execute such documents as the Company in its discretion shall deem necessary (i) to evidence such exercise, in whole or in part, of the option evidenced by this Agreement, (ii) to determine whether registration is then required under the Securities Act of 1933, or any other law, as then in effect, and (iii) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect.

7. Non-Assignability. This option is not assignable or transferable by the Option Holder except by will or by the laws of descent and distribution.

8. Rights of Shareholder. The Option Holder will have no rights as a shareholder with respect to any shares covered by this option until the issuance of a certificate or certificates to the Option Holder for the shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

9. Capital Adjustments; Antidilution. The number of shares of Common Stock covered by this option, and the option price thereof, shall be subject to such adjustment as the Board of Directors of the Company deems appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

In the event the Company shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall be the surviving corporation, the rights and duties of the Option Holder and the Company shall not be affected in any manner. In the event the Company shall sell all or substantially all of its assets or shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall not be the surviving corporation, or in the event any other person or entity acquires 100% of the outstanding Common Stock of the Company (the transaction being collectively referred to as the “transaction”), then the Company shall notify the Option Holder that his option evidenced by this Agreement is accelerated effective as of the effective date of the transaction whether or not such option shall then be exercisable under the terms of this Agreement. The Option Holder may exercise any portion of the option as he may desire and deposit with the Company the requisite cash to purchase in full and not in installments the Common Stock thereby exercised, in which case the Company shall, prior to the effective date of the transaction, issue all Common Stock thus exercised, which shall be treated as issued stock for purposes of the transaction.

10. Law Governing. This Agreement is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of such State.

11. Date of Grant. The date of grant of this option is             .

12. Shareholder Approval. This option is subject to the approval of the Plan, prior to February 2, 1997 by the shareholders of the Company. Subject to such approval, this option is effective on the date of grant specified in Section 11. If the Plan is not so approved, this option will be of no effect. No portion of this option may be exercised prior to such approval.

13. Withholding. It shall be a condition to the obligation of the Company to issue or transfer shares of Common Stock upon exercise of this option that the Option Holder pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of this option. If the amount requested is not paid, the Company may refuse to issue or transfer shares of Common Stock upon exercise of this option. Such amount may be paid with the approval of the Board by tendering shares of Common Stock of the Company at the fair market value per share on the date of exercise.